POWER OF ATTORNEY

The undersigned, representing all of the trustees of USA Mutuals (the “Trust”), hereby appoint Richard A. Sapio as attorney-in-fact and agent, with the power to execute and to file any of the documents relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended, including the Trust’s Registration Statement on Form N-1A or Form N-14, and any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. The undersigned grant to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as each could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned hereby execute this Power of Attorney as of this 10th day of July, 2020.

/s/ Michael D. Akers Michael D. Akers Independent Trustee
/s/ Gary A. Drska Gary A. Drska Independent Trustee
/s/ Richard A. Sapio Richard A. Sapio President and Treasurer

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